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                                                                   Exhibit 10.18


                        SEPARATION AND RELEASE AGREEMENT

     THIS SEPARATION AND RELEASE AGREEMENT (this "Agreement"), dated July 8, 2002, is entered into by SEEC, INC. (hereinafter referred to as "SEEC") and BRUCE W. CAMERON ("Cameron").

                              W I T N E S S E T H :

     WHEREAS, SEEC and Cameron are parties to an Amended Employment Agreement dated October 1, 2001 pursuant to which Cameron has been employed as Senior Vice President - Worldwide Sales and Services (the "Employment Agreement"); and

     WHEREAS, Cameron and SEEC have agreed to terminate their working relationship and the Employment Agreement effective on September 30, 2002 and to modify the terms thereof in the manner set forth herein.

     NOW, THEREFORE, in consideration of the promises contained herein, and with the intent to be legally bound, the parties agree as follows:

     1. TERMINATION OF EMPLOYMENT. Effective on September 30, 2002, Cameron shall cease to be an employee of SEEC and the parties hereby confirm that the Employment Agreement will be terminated as of that date.

     2. MODIFICATION OF DUTIES. Commencing on the date hereof, notwithstanding anything in the Employment Agreement to the contrary, Cameron shall not direct SEEC's sales force or have any responsibility for formulating sales policies or strategies. Cameron's duties shall be limited to assisting SEEC with transitioning his duties and responsibilities to other SEEC personnel, assisting SEEC in closing its pipeline of business, training sales personnel and other duties reasonably requested by the President of SEEC.

     3. TERMINATION OF BENEFITS. Cameron agrees that payment of all salary and benefits, as well as his participation in all employee benefit plans of SEEC, shall cease and terminate as September 30, 2002.

     4. INCENTIVE STOCK OPTIONS. The parties confirm that SEEC has heretofore granted to Cameron incentive stock options for 100,000 shares of SEEC Common Stock pursuant to SEEC's 1997 Stock Option Plan. As of September 30, 2002, options for 32,500 of such shares will have vested. Cameron's options for these 32,500 shares shall be exercisable until September 30, 2003 and will terminate if not exercised on or before that date in accordance with the 1997 Stock Option Plan. Cameron hereby surrenders and forfeits to SEEC all of his outstanding stock options for the remaining 67,500 shares, all of which are hereby canceled and no longer exercisable.

     5. SEVERANCE BENEFIT. The parties agree that Cameron is entitled to the "Severance Benefits" set forth in Section 6.3 of the Employment Agreement. Accordingly, SEEC shall pay Cameron $90,000, payable in twelve (12) semi-monthly installments of $7,500 at SEEC's regularly scheduled pay dates, beginning October 15, 2002 and extending to and including the pay date of March 31, 2003. Each payment will be subject to applicable withholding taxes.

     6. INCENTIVE COMPENSATION PLAN. Commencing on July 8, 2002 and ending on September 30, 2002, Cameron will be entitled to participate in the incentive compensation plan set forth on Exhibit A hereto. This incentive compensation plan supercedes and replaces any incentive compensation, bonus or




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Separation and Release Agreement
July 8, 2002



similar plan in which Cameron currently participates, including without limitation, those set forth in the Employment Agreement.

     7. RELEASE. Without limiting the other provisions of this Agreement, Cameron, for and on behalf of himself, his heirs, executors, administrators, successors and assigns, hereby fully and finally releases and discharges SEEC, its shareholders, investors, predecessors, subsidiaries and affiliated companies and its and their officers, directors, shareholders, employees and agents, and its and their respective successors and assigns (hereinafter collectively referred to as the "SEEC Released Parties"), of and from any and all manner of action, causes of action, legal proceedings, lawsuits, dues, accounts, bonds, covenants, contracts, agreements and compensation (including without limitation stock options), whether in law or in equity, in contract or in tort, under statute or at common law, whether now known or unknown, which Cameron ever had or now has by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Agreement arising from, or in any way relating to, the employment relationship between Cameron and SEEC, the Employment Agreement, the termination of his employment relationship with SEEC or his affiliation with the SEEC Released Parties (but not this Agreement). This release includes, but is not limited to, any and all claims under Pennsylvania Human Relations Act, Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. ss.2000, ET SEQ., the Age Discrimination in Employment Act, 29
U.S.C. ss.601, ET SEQ., the Americans with Disabilities Act, and any claims for attorneys' fees under these acts or any other law.

     8. RELEASE. SEEC hereby fully and finally releases and discharges Cameron and his heirs, executors, administrators and assigns, of and from any and all manner of actions, causes of action, legal proceedings, lawsuits, dues, accounts, bonds, covenants, contracts and agreements, whether in law or in equity, in contract or in tort, under statute or at common law, whether now known or unknown, which SEEC ever had or now has by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Agreement arising from, or in any way relating to, the employment relationship between Cameron and SEEC, the Employment Agreement, or the termination of his employment relationship with SEEC (but not this Agreement).

     9. CONFIDENTIALITY. Both SEEC and Cameron will keep the terms of this Agreement confidential and will not communicate or disclose such terms to any individual or entity, except their attorneys, or, in Cameron's case, to his spouse, financial adviser, attorney or accountant, or in SEEC's case, to individuals reasonably required to implement this Agreement. Prior to any disclosure permitted in the preceding sentence, the party making such disclosure shall inform the recipient that the information shall be treated as confidential and that the recipient shall be similarly bound by that commitment.

     10. COVENANTS. Without limiting the foregoing, Cameron agrees to hold and safeguard all confidential and proprietary information of SEEC in trust for SEEC and its successors and assigns and agrees that he shall not misappropriate, disclose or use for any reason or purpose, or make available to anyone for use at any time for any reason or purpose, any of such confidential or proprietary information, whether or not developed by Cameron during the course of his employment by SEEC, and Cameron agrees not to solicit or induce, or attempt to solicit or induce, any employee of SEEC to leave SEEC for any reason whatsoever.

     11. SURVIVAL OF EMPLOYMENT AGREEMENT PROVISIONS. The parties acknowledge and agree that, without limiting the provisions hereof, pursuant to Section 6.5 of the Employment Agreement, Section 3 (Inventions, Discoveries and Improvements) and Section 4 (Confidentiality of Proprietary Data) shall survive termination of the Employment Agreement.





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Separation and Release Agreement
July 8, 2002


     12. RETURN OF COMPANY PROPERTY. Cameron hereby agrees to promptly, but in any event no later than 5:00 p.m. on September 30, 2002, deliver to SEEC all property in his possession owned or leased by SEEC, including without limitation the automobile, personal computer, fax machine and SEEC credit cards provided to Cameron by SEEC and any unused airline tickets. Meanwhile, Cameron shall have access to his current office and any SEEC computers and other equipment necessary to perform his duties hereunder. SEEC agrees to reimburse Cameron for any unreimbursed travel and other expenses upon submission by Cameron to SEEC of appropriate documentation evidencing the same.

     13. RIGHT TO COUNSEL. BY EXECUTING THIS AGREEMENT, CAMERON HEREBY ACKNOWLEDGES THAT SEEC HAS ADVISED HIM THAT HE HAS TWENTY-ONE (21) DAYS FROM THE DATE HE FIRST RECEIVED THIS AGREEMENT TO CONSULT AN ATTORNEY REGARDING THE TERMS AND CONDITIONS OF THIS AGREEMENT. CAMERON FURTHER ACKNOWLEDGES THAT SEEC HAS URGED HIM TO SEEK LEGAL COUNSEL IN REGARD TO THE TERMS AND CONDITIONS OF THIS AGREEMENT AND HAS ALSO ADVISED HIM THAT HE HAS SEVEN (7) DAYS AFTER THE DATE OF THE EXECUTION OF THIS AGREEMENT TO REVOKE HIS ACCEPTANCE OF THIS AGREEMENT.

     14. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties and supersedes all prior oral and written agreements or understandings between the parties. The provisions of this Agreement are severable, and if any part of it is found to be unenforceable, the other paragraphs shall remain fully valid and enforceable.

     15. GOVERNING LAW. This Agreement shall be construed by and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

     IN WITNESS WHEREOF, and intending to be legally bound, the undersigned have hereunto set their hands and seals this 19th day of July, 2002.


                                                     SEEC, INC.


                                            By: /s/  Ravindra Koka
                                                --------------------------------


                                                /s/  Bruce W. Cameron
                                                --------------------------------











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